UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AVP, INC. (Name of Registrant as Specified In Its Charter)

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AVP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on May 5, 2008

TO OUR STOCKHOLDERS:

PLEASE TAKE NOTICE that the 2008 annual meeting of stockholders (the “Annual Meeting”) of AVP, Inc. (the “Company”), will be held at Hilton Waterfront Beach Resort, 21100 Pacific Coast Highway, Huntington Beach, CA 92648 on May 5, 2008 at 2:00 p.m., local time, for the following purposes:

1.	To elect nine directors to hold office for the term specified in the proxy statement or until their successors are elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann, P.C., as the Company’s independent registered public accountants, for 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment.

The Board of Directors has fixed the close of business on April 1, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment. A proxy statement, which describes the foregoing proposals and a form of proxy accompany this notice.

By Order of the Board of Directors

/s/ Leonard Armato
Leonard Armato Chairman and Chief Executive Officer

Dated: April 25, 2008

IMPORTANT

Whether you expect to attend the Annual Meeting, please execute the accompanying proxy, and return it promptly in the enclosed reply envelope, which requires no postage if mailed in the United States, or follow the instructions on the enclosed proxy card to vote via the Internet. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting. Whether you grant a proxy, you may vote in person, if you attend the Annual Meeting.

AVP, INC.
6100 CENTER DRIVE, SUITE 900
LOS ANGELES, CA 90045
(310) 426-8000

PROXY STATEMENT
FOR
2008 ANNUAL MEETING OF STOCKHOLDERS

General

The enclosed proxy is solicited on behalf of the board of directors of AVP, Inc. (the “Company” or “AVP”) for use at the Annual Meeting of Stockholders to be held on May 5, 2008 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Hilton Waterfront Beach Resort, 21100 Pacific Coast Highway, Huntington Beach, CA 92648. The telephone number at that address is (714) 845-8000.

April 25, 2008 is the approximate date that this proxy statement and form of proxy were first sent to stockholders.

Record Date and Shares Outstanding

At the close of business on the record date, April 1, 2008, AVP had outstanding, 21,089,626 shares of Common Stock, each entitling its holder to one vote, and 44,944 shares of Series B Convertible Preferred Stock, each entitling its holder to 27.87 votes per share.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to AVP a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. A stockholder’s mere presence at the Annual Meeting will not revoke any proxy previously given.

Voting Procedures

General. Your shares will be voted in accordance with your voting instructions on your form of proxy. If you submit a signed proxy, but do not mark your instructions, your shares will be voted as follows:

•	FOR election of the director nominees listed in this proxy statement;

•	FOR ratification of the appointment of Mayer Hoffman McCann, P.C. as independent accountants for the year ending December 31, 2008; and

•	At the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Submission of Proxies. We encourage you to sign, date, and return the proxy card, even if you plan to attend the Annual Meeting, so that your shares will be voted if you are unable to attend the meeting. To vote on the Internet go to www.investorvote.com/AVPI to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 P.M. Eastern Time on May 4, 2008 to be counted. If you attend the Annual Meeting and wish to vote in person, we will provide you with ballots at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record, and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you will need to bring with you to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Solicitation of Proxies

The cost of this solicitation will be borne by AVP. In addition to solicitation by mail, proxies may also be solicited by AVP’s directors, officers, or regular employees, without additional compensation, personally, or by telephone, telecopier, or email. AVP may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to stockholders. AVP has retained Computershare Trust, Company N.A. to assist in soliciting proxies, for fees expected to total approximately $7,500, plus reasonable out-of-pocket expenses.

Quorum; Abstentions; Broker Non-votes

The presence in person or by proxy of holders of shares entitling them to cast a majority of votes entitled to be cast at the meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” on any matter are treated as present at the meeting for purposes of establishing a quorum with respect to each matter to be considered.

An abstention will have the same effect as a vote against a proposal.

A broker non-vote will not affect the outcome of any vote on any proposal.

PROPOSAL NO. 1.

Election of Directors

Nine directors will be elected at the Annual Meeting to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and qualified. If any nominee is unable to serve, which the Board has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. The nine nominees for election as directors to serve until the next Annual Meeting are Leonard Armato, William Chardavoyne, Brett Yormark, Jason Hodell, Jeffrey Jacobs, Steve Lindecke, Michael C. Pearce, Jeffrey Wattenberg and Nauman S. Toor. The Board has determined that each of the nominees, other than Mr. Armato is “independent” under the NASDAQ independence standards and the requirements of the Securities and Exchange Commission (“SEC”).

Information with Respect to Nominees and Directors

Set forth below are the names and ages of the nominees for directors and their principal occupations at present and for the past five years.

Name	Age	Position	Has Served As Director Or Executive Officer Since
Leonard Armato	55	Chief Executive Officer and Chairman of the Board of Directors	2005
Philip Guarascio	66	Director	2005
Jason Hodell	38	Director	--
Jeffrey Jacobs	58	Director	--
Steve Lindecke	45	Director	--
Michael C. Pearce	46	Director	--
Nauman S. Toor	39	Director	--
Jeffrey Wattenberg	52	Director	--
Brett Yormark	41	Director	2006

Leonard Armato, our Chief Executive Officer and Tour Commissioner, has been Chairman, Chief Executive Officer, Tour Commissioner and a director of AVP Pro Beach Volleyball Tour, Inc. (the “AVP Pro”), our wholly owned subsidiary, since 2001. Previously, Mr. Armato was Chief Executive of Management Plus Enterprises, Inc. (“MPE”), a sports representation and marketing firm owned by Mr. Armato. Mr. Armato founded MPE in 1988.

Philip Guarascio, a member of the Audit Committee and the Compensation Committee, has been a member of the Board of Directors of AVP since 2005. Mr. Guarascio has been a consultant for the National Football League since October 2000 and has been a consultant for the William Morris Agency, a talent agency, since October 2001. In 2000, he retired as the Vice President of Marketing and Advertising for General Motors’ North American operations.

Jason Hodell is the Founder and Managing Partner of Plainview Capital located in downtown Baltimore, Maryland. He has served as the Portfolio Manager of the firm’s investment funds from inception in 2003. Mr. Hodell was previously the Senior Director of Business Operations at Digex, a publicly-traded managed IT services and complex web-hosting firm that was acquired by MCI in 2003. Mr. Hodell also served in the Technology Investment Banking group of JPMorgan, Inc. where he focused primarily on technology mergers and acquisitions. Mr. Hodell received his B.S. in Economics (Mathematical) from the United States Military Academy at West Point where he was awarded the Commandant’s wreath for academic and military honors upon graduation. He served as an Infantry Officer in the U.S. Army and is Airborne Ranger qualified. He received his MBA in Finance from the Wharton School, University of Pennsylvania.

Jeffrey Jacobs began his career as a litigator and then transitioned into sports law where he represented professional athletes and radio and television personalities in their contract negotiations and career management. In 1984, he was hired by Oprah Winfrey as her personal attorney and they co-founded and built Harpo Entertainment Group into a worldwide brand and media company. Mr. Jacobs left Harpo Entertainment Group after 18 years as President and is currently an adjunct professor of entertainment law at Loyola University Chicago School of Law. Mr. Jacobs’ philanthropic involvements include founding the CIVITAS INITIATIVE in 1993 and serving as a trustee of the University of Chicago Medical Center and the Santa Barbara Children’s Museum. Mr. Jacobs is an investor in several media and sports entities, including the New York Yankees and Yankee Entertainment Sports Network. Mr. Jacobs is a graduate of the Loyola Chicago School of Law.

Steve Lindecke is co-founder and Managing Partner of the Elevation Group of Companies headquartered in Cleveland, Ohio. Prior to founding Elevation, Mr. Lindecke was employed by IMG for 17 years as a Vice President and in various other capacities including event management, athlete representation and national sponsorship sales. His business experience includes management of several Olympic sports tours, development and risk management of developmental programs, representation of numerous Olympic athletes, and sales of sponsorship and endorsement rights. Mr. Lindecke holds a Bachelor of Arts degree in political science from Case Western Reserve University and a Masters of Business Administration from Weatherhead School of Management.

Michael C. Pearce is the Chairman and Chief Executive Officer of Golf Trust of America, Inc., a publicly traded company (ASE: GTA), since November 2007 and previously served as an advisor to Golf Trust on matters pertaining to corporate development. He is also a private investor with concentration in the securities of distressed publicly-traded companies, real estate and trust banking entities. He has served as Chief Executive Officer of iEntertainment Network to complete a corporate recapitalization and repositioning of the company and Senior Vice President of Sales and Marketing of publicly-traded Internet company, VocalTec Communications. He also has experience in various technology industry management positions, including Senior Vice President of Sales and Marketing at Ventana Communications (Thomson Corporation subsidiary), Vice President of Sales at Librex Computer Systems (Nippon Steel subsidiary), and National Sales Manager at Hyundai Electronics America. Mr. Pearce attended Southern Methodist University.

Nauman S. Toor currently manages BlackRoot Capital, a private investment firm he founded. From April 2001 until December 2006 Mr. Toor served as a Managing Director of Jefferies & Company, Inc., an investment banking firm. He was also previously the head of media investment banking at Jefferies, where he began working in 1994. Mr. Toor began his career in investment banking with Kidder Peabody & Co. in New York. Mr. Toor holds a Bachelor of Arts degree in economics from Ohio Wesleyan University and a Master’s degree in business administration from Harvard Business School.

Jeffrey Wattenberg is a private investor and independent consultant to various entities seeking to raise venture capital for the past 20 years. He founded Briefserve.com, the largest digital, legal brief archive in the United States, which was subsequently acquired by Westlaw. He was an early stage investor and consultant to Kineret Kosher Foods which was acquired by Hain Foods and Celestial Seasonings. He was also an early stage investor and consultant to two telecommunications companies: Worldport Communications, Inc., which was acquired by Energis UK, and Interamericas Communications, which merged with ATT’s Latin American operations. He was the former Chief Executive Office and President of Othnet, Inc., the entity with which AVP completed its reverse merger in 2005, and previously served on the board of directors of AVP, Inc. and the State Street Ballet of Santa Barbara. Mr. Wattenberg earned a Bachelor of Business Administration from the University of Rochester and Pace University.

 Brett Yormark is the President and Chief Executive Officer of Nets Sports and Entertainment. Prior to joining the Nets, Mr. Yormark was vice president, corporate marketing, at NASCAR, from 2000 to 2005, and managing director, corporate marketing, at NASCAR, from 1998-2000. Prior to joining NASCAR, Mr. Yormark was senior vice president for corporate marketing for the New Jersey Nets from 1995 to 1998 and vice president for corporate marketing in 1994.

There is no family relationship between any director or executive officer and any other director or executive officer.

During the last five years, none of AVP or any of the directors, nominees for director or executive officers of AVP (i) has been convicted in a criminal proceeding (excluding traffic violations or other minor offenses) or (ii) was a party to any judicial or administrative proceeding (except for matters dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities law, or a finding of any violation of federal or state securities laws.

The Board recommends a vote FOR the slate of director nominees. Directors are elected by plurality of votes cast at the Annual Meeting.

Board and Committee Meetings

The Board held seven meetings during 2007 and acted by written consent on four occasions. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he or she served.

It is the policy of the Board of Directors that all directors should attend annual meetings.

The Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which has a charter approved by the Board that is available to stockholders at AVP’s website, www.avp.com.

Audit Committee

The Audit Committee’s charter is reviewed and reassessed annually by the Audit Committee. The charter sets forth the responsibilities, authority, and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the Company’s independent auditors and management.

During the year ended December 31, 2007, the Audit Committee members were William Chardavoyne (Chairman), Philip Guarascio, and Kathy Vrabeck.

The Board determined that Mr. Chardavoyne was an “audit committee financial expert” under the Securities and Exchanges Commission’s definition. The Audit Committee met four times during 2007.

The Audit Committee engages the auditors, approves services performed by the auditors, and assists the full Board in fulfilling its oversight responsibilities with respect to the integrity of financial statements and other financial information. Management prepares the financial statements and establishes the system of internal control.

Audit Committee Report

As part of its oversight responsibility, the Audit Committee reviewed and discussed the financial statements with management and the Company’s independent registered public accountants, Mayer Hoffman McCann, P.C. (“MHM”), including a discussion about the quality and appropriateness, not just acceptability, of accounting principles applied in the company’s financial statement, for the year ended December 31, 2007. MHM has responsibility for expressing an opinion on the conformity of the annual financial statements with US GAAP. The Audit Committee reviewed with MHM its judgments as to the compliance of the Company’s financial statements with US GAAP and SEC disclosure requirements and other matters as are required to be discussed under US GAAP. The Audit Committee met with MHM, including in an executive session without management present, to discuss the results of their audit, quality of financial reporting, and audit experience with the Company.

The Audit Committee discussed with MHM its independence from management and the Company. The Audit Committee received a letter and written disclosure, as required by Independence Standard Board Standard No. 1, from MHM confirming its independence from Management and the Company.

Based on the reviews and discussions noted above, the Audit Committee recommended to the full Board that the financial statements be included in the Company’s Annual Report on the Form 10-KSB for the year ended December 31, 2007 for filing with the SEC.

The Audit Committee also recommends MHM as the Company’s independent registered public accountant for the year ending December 31, 2008.

William Chardavoyne, Chairman
Philip Guarascio
Kathy Vrabeck

Compensation Committee

The Compensation Committee’s charter is reviewed and reassessed annually by the Compensation Committee. The charter sets forth the responsibilities, authority, and specific duties of the Compensation Committee and specifies, among other things, the composition and membership requirements of the Compensation Committee.

During the year ended December 31, 2007, the Board’s Compensation Committee members were Philip Guarascio, Scott Painter, and Brett Yormark. The Compensation Committee is responsible for reviewing compensation policies applicable to officers and key employers and making recommendations to the Board. The Compensation Committee may not delegate its responsibilities to any other persons. The Compensation Committee held six meetings in 2007.

Nominating and Corporate Governance Committee

The Nominating Committee’s charter is reviewed and reassessed annually by the Nominating Committee. The charter sets forth the responsibilities, authority, and specific duties of the Nominating Committee, including the criteria to be considered by the Nominating Committee in its evaluation of director candidates.

During the year ended December 31, 2007, the Nominating and Governance Committee (“Nominating Committee”) of the Board of Directors consisted of Messrs. Chardavoyne, Guarascio, and Yormark. The Nominating Committee assists the Board of Directors in its responsibility for identifying qualified Board of Director candidates, assesses the performance of the Board of Directors, and advises generally regarding corporate governance matters. The Nominating Committee held three meetings in 2007.

Nominations by Stockholders

Stockholders wishing to propose a director candidate must send the recommendation to AVP by the month and day that is the same month and day that was 120 days before the date of the annual meeting immediately preceding the annual meeting at which the candidate is proposed to be elected, c/o Secretary, AVP, Inc., 6100 Center Drive, Suite 900, Los Angeles, CA 90045, accompanied by:

•	Evidence that the writer is a stockholder, sufficient for purposes of SEC Rule 14a-8;

•	The name and contact information of the candidate; and

•	A statement signed by the candidate that the candidate is willing to be considered for nomination by the committee and willing to serve as a director, if nominated and elected.

AVP’s Secretary will send its standard director questionnaire to the candidate, and, if returned, fully and accurately completed, by the month and day that is the same month and day that was 90 days before the date of the annual meeting immediately preceding the annual meeting at which the candidate is proposed to be elected, the Secretary will forward the recommendation, accompanying documents, and the questionnaire to the Nominating Committee for consideration.

AVP may also require any proposed nominee to furnish such other information as AVP or the Nominating Committee may reasonably require to determine the eligibility of the nominee to serve as a director. In performing its evaluation and review, the Nominating Committee does not differentiate between candidates proposed by stockholders and other proposed nominees, except that the Nominating Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the amount and duration of the stock holding of the recommending stockholder or stockholder group.

The committee applies the following criteria in considering director candidates:

•
The candidate’s broad-based business, governmental, non-profit, or professional skills and experiences that indicate whether the candidate will be able to make a significant and immediate contribution to the Board’s discussion and decision making in the array of complex issues facing the Company.

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards and the values of the Corporation.

•
Special skills, expertise, and background that add to and complement the range of skills, expertise, and background of the existing directors such as, but not limited to, televised entertainment, particularly sports; marketing, advertising, and promotion; accounting and finance; management; international business; and risk management.

•
Whether the candidate will effectively, consistently, and appropriately take into account and balance the legitimate interests and concerns of all the Company’s stockholders and other stakeholders in reaching decisions.

•	Whether the candidate has exhibited a global business and social perspective, personal integrity, and sound judgment.

In addition, the Nominating Committee considers any other factors it deems appropriate.

To date, the Nominating Committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it may do so in the future.

The Nominating Committee received from AmTrust Capital, Inc. a recommendation for nomination of the following candidates to the Board of Directors in connection with this year’s Annual Meeting: Jason Hodell, Jeffrey Jacobs, Steve Lindecke, Michael C. Pearce, Nauman S. Toor and Jeffrey Wattenberg each of whom has been nominated for election as a director at the Annual Meeting.

Process for Sending Communications to the Board

The Company has not adopted a formal process for stockholder communication with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders should address communications to the Board of Directors as follows:

AVP, Inc.
6100 Center Drive, Suite 900
Los Angeles, CA 90045
Attention: Secretary

Executive Officers Who Are Not Directors

Jeffrey Benz, the Company’s Chief Administrative Officer and General Counsel, joined the Company in May 2007, first serving as General Counsel and, since November 2007, also holding the positions of Executive Vice President and Secretary. In March 2006, Mr. Benz joined A2 Holdings, LLC, a start-up boxing and media venture, as its Vice President of Business and Legal Affairs and corporate secretary. From July 2001 to March 2006, Mr. Benz was the General Counsel, Secretary, Managing Director of Government Affairs, and Ethics Officer for the United States Olympic Committee, where he served in a variety of business and legal roles. In 1998 and 1999, Mr. Benz served as a member of the Special Bid Oversight Commission, headed by former Senate Majority Leader George Mitchell, appointed by the USOC to investigate allegations concerning bidding for the 2002 Olympic Winter Games and to make recommendations for reform. Prior to joining the USOC in 2001, Mr. Benz was engaged in law practice in San Francisco, where he represented athletes and sports bodies in disputes and sponsorships. Mr. Benz is a member of the panel of arbitrators for the Court of Arbitration for Sport and the boards of the Sports Lawyers Association and National Sports Law Institute. Mr. Benz received his B.A. and M.B.A. from the University of Michigan and his J.D. from the University of Texas.

Thomas Torii has served as Interim Chief Financial Officer since September 28, 2007 and has been the Company’s Principal Accounting Officer since 2002. Prior to joining AVP, Mr. Torii was Director of Finance for the Jim Henson Company and Director of Accounting at Twentieth Century Fox Corporation. Mr. Torii is a C.P.A. and received a B.S. in accounting from Loyola Marymount University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2008 the beneficial ownership, as defined in Securities and Exchange Commission Rule 13d-3, of AVP voting securities, by each director and executive officer, all directors and executive officers as a group, each nominee for director, and each person or group known by management to be a beneficial owner of more than 5% of any class of voting securities. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment powers with respect to the shares indicated. Unless otherwise indicated, the address for all of the executive officers, directors and shareholders named below is c/o AVP Pro Beach Volleyball Tour, Inc., 6100 Center Drive, Suite 900, Los Angeles, CA 90045.

	Series B Preferred Stock		Common Stock
	Number of Shares	Percent of Class	Number of Shares	Percent of Class
Leonard Armato (1)	-0-	-0-	8,492,640	30.6%
Jeffrey Benz (2)	-0-	-0-	109,375	*
Philip Guarascio (3)	-0-	-0-	169,118	*
Jason Hodell	-0-	-0-	-0-	-0-
Jeffrey Jacobs	-0-	-0-	67,200	*
Steve Lindecke	-0-	-0-	700	*
Scott Painter (2)	-0-	-0-	782,613	3.6%
Michael C. Pearce	-0-	-0-	-0-	-0-
Nauman S. Toor	-0-	-0-	50,000	*
Thomas Torii (2)	-0-	-0-	35,906	*
Jeffrey Wattenberg (4)	-0-	-0-	659,985	3.1%
Brett Yormark	-0-	-0-	40,382	*
All directors and executive officers as a group, including those named above (12 persons)	-0-	-0-	10,407,919	37.0%
Anschutz Entertainment Group (5)	-0-	-0-	1,129,261	5.4%
AmTrust Capital Management, Inc.; Jan Loeb (6)	-0-	-0-	5,170,781	23.7%
Diker GP, LLC; Diker Management, LLC; Charles M. Diker; Mark N. Diker; Diker Micro-Value Fund LP; Diker Micro- Value QP Fund LP (7)	-0-	-0-	3,661,330	16.9%
News Corporation; Fox Sports Net, Inc.; Fox Broadcasting Company (8)	-0-	-0-	2,345,260	11.1%
Highbridge International LLC (9)	29,472	65.6%	1,026,731	4.6%
SF Capital Partners (10)	14,736	32.8%	513,365	2.4%

* Less than one percent.

(1)	Common stock includes 6,696,842 shares issuable upon exercise of currently exercisable stock options and a warrant.

(2)	All shares of common stock are issuable upon exercise of currently exercisable stock options and warrants.

(3)	Common stock includes 160,283 shares issuable upon exercise of currently exercisable stock options and warrants.

(4)	Common Stock includes 534,985 shares issuable upon exercise of currently exercisable warrants.

(5)	Address is 1111 South Figueroa Street Suite 3100 Los Angeles, CA 90015.

(6)
Based on information contained in a Schedule 13D Amendment No. 2 filed jointly on February 26, 2008, by Jan Loeb and AmTrust Capital Management, Inc. (“AmTrust Capital”). By virtue of his position as President of AmTrust Capital and a member of AmTrust Capital’s board of directors, Mr. Loeb has the power to vote and dispose of the shares. The stockholder’s address is 10451 Mill Run Circle, Owings Mills, MD 21117. Common stock includes 705,882 shares issuable upon exercise of warrants issued.

(7)
Based upon information contained in a Schedule 13G Amendment No. 2 filed jointly on February 12, 2008, by Diker GP, LLC (“Diker GP”), Diker Management, LLC (“Diker Management”), Charles M. Diker, Mark N. Diker, Diker Micro-Value Fund LP and Diker Micro-Value QP Fund LP. Diker GP is the general partner of the Diker Value Tech Fund, LP (“VT”), Diker Value Tech QP Fund, LP (“VTQP”), Diker Micro-Value Fund, LP (“MV”), the Diker Micro-Value QP Fund, LP (“MVQP”), Diker Micro & Small Cap Fund LP (“MS”) and Diker M&S Cap Master Ltd (“MSCM”) with respect to the shares of common stock directly owned by VT, VTQP, MV, MVQP, MS and MSCM (collectively, the “Diker Funds”). Diker Management is the investment manager of the Diker Funds, with respect to the shares of common stock held by the Diker Funds. Charles M. Diker, by virtue of his position as the managing member of each of Diker GP and Diker Management, has the power to vote and dispose of the shares of Common Stock subject to the control of Diker GP and Diker Management. Mark N. Diker, by virtue of his position as the managing member of each of Diker GP and Diker Management, has the power to vote and dispose of the shares of Common Stock subject to the control of Diker GP and Diker Management. Includes 1,087,017 shares deemed to be beneficially owned by Diker Micro-Value Fund LP and 1,306,359 shares deemed to be owned beneficially by Diker Micro-Value QP Fund LP. Each stockholder’s address is 745 Fifth Avenue, Suite 1409, New York, NY 10151. Common stock includes 541,177 shares issuable upon exercise of warrants.

(8)
Based on information contained in a Schedule 13G filed jointly on February 14, 2007 by News Corporation, Fox Sports Net, Inc. and Fox Broadcasting Company. By virtue of its position as the parent company of each of Fox Sports Net, Inc. and Fox Broadcasting Company, News Corporation has the power to vote and dispose of the 1,678,593 shares of Common Stock held by Fox Sports Net, Inc. and the 666,667 shares of Common Stock held by Fox Broadcasting Company. The address of news Corporation is 1211 Avenue of the Americas, New York, New York 10036. The address of Fox Sports Net, Inc. and Fox Broadcasting Company is 10201 W. Pico Boulevard, Building 101, Suite 5420, Los Angeles, CA 90035.

(9)	The Stockholder’s address is 9 West 57th Street, 27th Floor, New York, New York 10019. Common Stock includes 205,346 shares issuable upon exercise of a currently exercisable warrant.

(10)	The Stockholder’s address is 3600 South Lake Drive, St. Francis, WI 53235. Common Stock includes 102,673 shares issuable upon exercise of a currently exercisable warrant.

Compensation Discussion and Analysis

The following summary compensation table sets forth information concerning the annual and long-term compensation for services in all capacities for the years ended December 31, 2007, of (i) AVP’s principal executive officer and (ii) our other executive officers whose 2007 compensation exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) *	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Leonard Armato,	2007	$397,127	-0-	-0-	$1,134,400	-0-	$1,531,527
Chief Executive Officer	2006	350,000	-0-	-0-	-0-	-0-	350,000

Jeffrey Benz	2007	$242,402	-0-	-0-	-0-	-0-	$242,402
Executive VP & General Counsel	2006	-0-	-0-	-0-	-0-	-0-	-0-

Russ Pillar,	2007	$48,333	-0-	-0-	$1,303,150	25,000	$1,376,483
Vice Chairman, Operations (1)	2006	-0-	-0-	-0-	-0-	-0-	-0-

Tom Torii	2007	$155,000	$25,000	-0-	-0-	-0-	$180,000
Chief Accounting Officer	2006	155,000	15,000	-0-	-0-	-0-	170,000

* 2006 salary reflects the actual compensation paid to the executive officers and does not include a contractual 5% salary increase accrual recorded on the results of operations of AVP for 2006.

(1) Mr. Pillar resigned as the Company’s Vice Chairman, Operations on February 22, 2008.

Stock Option Plan

Under AVP’s 2005 Stock Incentive Plan (the “2005 Plan”), we may grant awards of stock options (including stock purchase warrants) and restricted stock grants to our officers, directors, employees, consultants, players, and independent contractors. We may issue an aggregate of 30,000,000 shares of our common stock under the 2005 Plan, including approximately 14,000,000 shares subject to management warrants and options converted from stock options to purchase shares of the Association, pursuant to the Merger Agreement. We may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, and options, warrants, and other rights to buy our common stock that are not qualified as incentive stock options. No stock options may be granted at an exercise price less than the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to holders of more than 10% of our common stock must be at least 110% of the fair market value of the common stock on the date of grant. Stock options granted under the 2005 Plan will expire no more than ten years from the date on which the option is granted, unless the Board of Directors determines an alternative termination date. If incentive stock options are granted to holders of more than 10% of our common stock, such options will expire no more than five (5) years from the date the option is granted. Except as otherwise determined by the Board of Directors or the Compensation Committee, stock options granted under the 2005 Plan will vest and become exercisable on the anniversary of the date of grant of such option at a rate of 25% per year over four years from the date of grant.

Option Grants

On November 7, 2007, the Board of Directors authorized the issuance of options exercisable for 1,600,000 shares, of which 600,000 are subject to a market condition, to Leonard Armato. The stock options subject to the market condition vest in three equal installments: the first one-third vests on the date that the closing price of the Company’s common stock reaches $2.00 per share for at least forty five consecutive trading days, the next one-third vests on the date that the closing price of the Company’s common stock reaches $3.00 per share for at least forty five consecutive trading days, and the final one-third vests on the date that the closing price of the Company’s common stock reaches $4.00 per share for at least forty five consecutive trading days. The Company used a Monte Carlo stock option model to estimate fair value of the options subject to the market condition and the derived vesting periods range from 1.81 to 3.29 years.

On November 7, 2007, the Board of Directors authorized the issuance of options exercisable for 1,850,000 shares, of which 600,000 are subject to a market condition, to Russ Pillar. The stock options subject to the market condition vest in three equal installments: the first one-third vests on the date that the closing price of the Company’s common stock reaches $2.00 per share for at least forty five consecutive trading days, the next one-third vests on the date that the closing price of the Company’s common stock reaches $3.00 per share for at least forty five consecutive trading days, and the final one-third vests on the date that the closing price of the Company’s common stock reaches $4.00 per share for at least forty five consecutive trading days. The Company used a Monte Carlo stock option model to estimate fair value of the options subject to the market condition and the derived vesting periods range from 1.81 to 3.29 years. Upon Mr. Pillar’s resignation on February 22, 2008, his options were vested and exercisable with respect to 199,772 shares, which options shall be exercisable until February 22, 2009. Mr. Pillar’s unvested options terminated upon separation from the Company.

Option Exercises and Fiscal Year-End Values

The following table sets forth certain information as to each exercise of stock options during the year ended December 31, 2007, by the persons named in the summary compensation table and the fiscal year-end value of unexercised options:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Leonard Armato	3,954,916	-0-	$0.01	1/1/2010	-0-	-0-
	1,009,768	-0-	$0.80	9/1/2013	-0-	-0-
	1,600,000	-0-	$1.00	11/7/2017	1,514,344	-0-
	1,502,157	-0-	$2.20	6/24/2009	-0-	-0-
Russ Pillar	1,850,000	-0-	$1.00	11/7/2017	1,752,015	-0-
Thomas Torii	25,000	-0-	$2.20	6/24/2009	-0-	-0-
	10,516	2,010	$1.60	5/1/2009	-0-	-0-

Executive Officer Employment Agreements

AVP entered into “at will” employment agreements with Messrs. Leonard Armato, AVP’s Chief Executive Officer and Chairman and a director, and Russ Pillar, Vice Chairman, Operations and a director on November 7, 2007 and November 1, 2007, respectively. (Mr. Pillar subsequently resigned as the Company’s Vice Chairman, Operations and as a director on February 22, 2008, at which time his employment agreement terminated.) Mr. Armato’s at-will employment agreement provides for an annual salary of $390,000 through November 30, 2008, $425,000 from December 1, 2008 through November 30, 2009; $450,000 from December 1, 2009 through November 30, 2010. In addition to base salary, the employment agreements provide for performance bonuses. The performance bonuses will be 50% of the respective officer’s base salary. The performance bonuses awarded, if any, will be based upon achieving certain milestones and targets as determined by the Board of Directors’ Compensation Committee. The agreement also provides for an additional cash performance bonus ranging from $25,000 up to $125,000 in the event the Company achieves positive EBITDA. In the event the officer is terminated by AVP, his authority is diminished, or AVP breaches the employment agreement, the officer will continue to receive their annual base salary and their Annual Performance Bonus and benefits for periods of one to two years following the termination, depending on the circumstances of the termination.

Pursuant to a provision of his employment agreement, Mr. Armato was granted a 10 year option to purchase 1,000,000 shares of AVP, Inc.’s common stock at a price to equal the fair market value of the stock on the date of the grant, which vests in 36 months beginning on the one-month anniversary of the date of his employment agreement. In addition, Mr. Armato will receive a target Additional Options Performance Bonus of 600,000 shares of AVP, Inc.’s common stock, which vests as follows: (i) if AVP, Inc.’s publicly traded stock price reaches and remains at $2.00 per share for at least 45 consecutive days, then 200,000 shares shall immediately vest; (ii) if AVP, Inc.’s publicly traded stock price reaches and remains at $3.00 per share for at least 45 consecutive days, then 200,000 shares shall immediately vest; (iii) if AVP, Inc.’s publicly traded stock price reaches and remains at $4.00 per share for at least 45 consecutive days, then 200,000 shares shall immediately vest.

Employee Pension Plan

AVP offers its full-time employees a 401k Plan administered by AVP’s payroll provider. AVP does not currently make any contributions on behalf of its employees.

Compensation of Directors

Our non-management directors receive compensation for service on our Board of Directors or any committee. They receive $2,500 for attending board meetings in person, $1,500 for attending board meeting by telephone, and $1,500 for attending committee meetings. Our non-management Committee Chairperson can charge a $200 per hour for time reasonably required to fulfill his duties.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other compensation ($)	Total ($)
William Chardavoyne (1)	$19,000	-0-	$14,750	$82,917	$116,667
Philip Guarascio	$12,000	-0-	-0-	$41,250	$53,250
Scott Painter	$10,700	-0-	-0-	$100,000	$110,700
Brett Yormark	$3,000	-0-	$14,750	$5,000	$22,750
Kathy Vrabeck (1)	$11,500	-0-	$16,000	-0-	$27,500
Jack Kemp (2)	$4,500	-0-	$37,158	-0-	$41,658

(1)	Mr. Chardavoyne and Ms. Vrabeck resigned as members of our Board of Directors on April 17, 2008.

(2)	Mr. Kemp resigned as a member of our Board of Directors on March 17, 2008.

Certain Relationships and Related Transactions

Section 16(a) Beneficial Ownership Reporting Compliance

In November 2007, AVP entered in a consulting agreement with Brooklyn Sports and Entertainment (“BSE”), an organization managed by one of AVP’s non-management directors. Under the terms of the agreement, BSE will pursue sales of sponsorship opportunities with the respect to the naming rights of AVP’s portable stadium and the sale of tour-level sponsorship for the period of November 1, 2007 through April 30, 2008. In consideration for the services, AVP will pay BSE a non-refundable retainer fee in the amount of $40,000. AVP recognized consulting expense of $13,333 in 2007.

Based solely upon a review of Forms 3 and 4 and amendments to these forms furnished to the Company, AVP Holdings, Inc. and AVP Acquisition Corp., affiliates of Shamrock Holdings, Inc., and Jack F. Kemp failed to file one Form 3 timely during the year ended December 31, 2007, and Messrs. Leonard Armato, Jack F. Kemp, William J. Chardavoyne, Scott Painter, and Philip Guarascio failed to file one Form 4 timely during the year ended December 31, 2007.

Proposal No. 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed Mayer Hoffman McCann, P.C. (“MHM”) as independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year, subject to the ratification of such appointment by the Company’s stockholders. MHM served as the Company’s independent registered public accounting firm since March 1, 2005. Representatives of the firm of MHM are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire. If stockholders fail to ratify the selection of MHM, the Audit Committee will reconsider whether to retain the firm.

Aggregate fees billed to the Company by MHM during the fiscal years ended December 31, 2007 and 2006 were:

	2007	2006
Audit Fees	$91,000	$80,000
Audit-Related Fees	$94,638	$149,410
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$185,638	$229,410

Audit fees were for professional services rendered by MHM during the 2007 and 2006 fiscal years for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s quarterly reports on Forms 10-QSB. Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as “Audit Fees,” including registration statements and prospectuses. All other fees consisted of professional advice on the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has adopted pre-approval policies for all services, including both audit and non-audit services, provided by the Company’s independent registered public accounting firm. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences. The audit, tax and all other fees and services described above were pre-approved for 2007 and 2006.

The Board of Directors of the Company recommends that the stockholders vote FOR approval of this proposal. The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of the independent auditors.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received at our principal executive offices no later than November 28, 2008. Proposals should be addressed to our Secretary, AVP, Inc., 6100 Center Drive, Suite 900, Los Angeles, CA 90045. The persons named on the form of proxy to be sent in connection with the solicitation of proxies on behalf of AVP’s board of directors for the next annual meeting will vote in their own discretion on any matter as to which AVP shall not have received notice by February 11, 2009.

OTHER MATTERS

A copy of our Annual Report on Form 10-KSB, as filed with the SEC, is available upon written or oral request and without charge to stockholders by writing to c/o Secretary, AVP, Inc., 6100 Center Drive, Suite 900, Los Angeles, CA 90045, telephone number (310) 426-8000.

The Company did not know on the date of this proxy statement of any business to be presented at the Annual Meeting other than as set forth in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the persons named on the accompanying of proxy will vote the proxy according to their best judgment.

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope that has been enclosed, at your earliest convenience.

The Board of Directors of AVP, Inc.

By:	Leonard Armato,
Chairman and Chief Executive Officer

Dated: April 25, 2008

Voting Instructions

VOTE BY INTERNET - www.investorvote.com/AVPI

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 4, 2008 . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by AVP, Inc., in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to AVP, Inc., 6100 Center Drive, Suite 900, Los Angeles, CA 90045.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
AVP, INC.
TO BE HELD ON MAY 5, 2008

The undersigned hereby appoints Leonard Armato, Jeffrey Benz, and Thomas Torii, and each of them with full power of substitution and as lawful agent and Proxy of the undersigned, all powers the undersigned would possess if personally present to vote, as designated below, all the shares of AVP, Inc. capital stock held by the undersigned as of the close of business on April 1, 2008, at the 2008 Annual Meeting of Stockholders scheduled to be held on May 5, 2008, or any adjournment.

The Board of Directors recommends a vote for Proposals 1 and 2.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below) _________________________	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
Leonard Armato, Philip Guarascio, Jason Hodell, Jeffrey Jacobs, Steve Lindecke, Michael C. Pearce, Jeffrey Wattenberg, Nauman S. Toor and Brett Yormark.

INSTRUCTION: To withhold authority to vote for any nominees, write the nominees’ names on the space provided below.)

2.	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In his discretion, the Proxy is authorized to vote upon any matters, which may properly come before the Meeting, or any adjournment or postponement thereof

When properly executed, this proxy will be voted in the manner directed herein. WHERE NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS IN PROPOSAL 2.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: __________, 2008	_______________________________ Signature _______________________________ Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.